RESIGNATION LETTER

February 2, 2009

Chairman of the Board of Directors
Victoria Industries, Inc.

Dear Sirs,

VICTORIA INDUSTRIES, INC. (the “Company”)

I, Albert Abdoulline, the undersigned, hereby tender my resignation as sole Director, Chief Executive Officer and Chief Financial Officer of the Company, to be effective February 2, 2009, and confirm that I have no claim or right action whatsoever against the Company whether for damages, compensation for loss of office or otherwise, and that the Company is in no way obligated or indebted to me.

    /s/ Albert Abdoulline
Signed:     __________________________
     Albert Abdoulline